Exhibit 99.1

Shore Bancshares, Inc.
18 E. Dover Street
Easton, Maryland 21601
Phone 410-822-1400

PRESS RELEASE

Shore Bancshares Reports 2008 Earnings Results

Easton, Maryland (01/28/2009) - Shore Bancshares, Inc. (NASDAQ - SHBI) reported net income of $2.3 million or $0.27 per diluted share for the fourth quarter of 2008, compared to $3.1  million or $0.37 per diluted share for the third quarter of 2008 and $3.3 million or $0.40 per diluted share for the fourth quarter of 2007.  Net income for 2008 was $11.5 million or $1.37 per diluted share, compared to $13.4 million or $1.60 per diluted share for 2007.

“In spite of the current economy, we produced good net income and, even during this tough operating environment for all banks, we think several of the main measures of our performance are encouraging and will turn out to be above peer averages. For instance, our net interest margin has held up well and was 4.24% and 4.23%, for the fourth quarter and full year, respectively,” said W. Moorhead Vermilye, president and chief executive officer.

“Loans grew 14.4% and deposits grew 10.4% during 2008. Stockholders’ equity increased by nearly 6% during the year.  Noninterest revenue advanced 38.6% for 2008 compared to the previous year.”

“We believe overall credit quality is fundamentally sound, although there was predictable deterioration. Our ratio of nonperforming assets to total assets was 0.79% at December 31, 2008. Although year-to-date annualized net charge-offs as a percentage of average loans amounted to 0.19%, we maintained our loan-loss reserve coverage at 1.05% of period-end loans.”

“We believe these statistics are the product of our conservative balance sheet management and a focus on consistent performance. It’s also evidence of the determined efforts of our people to further grow our leadership position across the company’s Delmarva footprint. Even in this unprecedented banking environment, we think we’ve done a good job of solidifying our reputation as the bank of choice for area customers and the employer of choice for the top bankers here,” according to Vermilye.

The Company’s return on average assets for the fourth quarter of 2008 was 0.87%, compared to 1.19% and 1.40% for the quarters ended September 30, 2008 and December 31, 2007, respectively.  The return on average stockholders’ equity was 7.11% for the fourth quarter of 2008, compared to 9.81% for the third quarter of 2008 and 11.78% for the fourth quarter of 2007.

The Company’s return on average assets for 2008 was 1.13%, compared to 1.42% for 2007.  The return on average stockholders’ equity was 9.22% for 2008, compared to 11.79% for 2007.

At December 31, 2008, total assets were $1.045 billion, total deposits were $845.4 million, and total stockholders’ equity was $127.4 million, an increase of 9.2%, 10.4% and 5.9%, respectively, when compared to the same amounts at December 31, 2007. The increase in total assets of $87.7 million since December 31, 2007 related mainly to loan growth, funded primarily by deposit growth.  The growth in loans was $112.2 million, or 14.4%, during 2008, with period-end loans totaling $888.5 million at December 31, 2008.

Review of Quarterly Financial Results
Net interest income for the fourth quarter of 2008 was $10.3 million, an increase of 4.4% from the third quarter of 2008 and a slight decrease from the same period last year.  Higher loan volume and lower cost of funds were the primary reasons for the increase from the third quarter of 2008.  Lower yields on earning assets was the primary reason for the decrease from the fourth quarter of 2007.  The Company’s net interest margin was 4.24% for the fourth quarter of 2008, an increase of 14 basis points when compared to the third quarter of 2008 and a decrease of 46 basis points when compared to the fourth quarter of 2007.

The provision for credit losses was $1.4 million for the three months ended December 31, 2008. The comparable amounts were $875 thousand and $465 thousand for the three months ended September 30, 2008 and December 31, 2007, respectively. The increased provision for the fourth quarter of 2008 when compared to the third quarter of 2008 and the fourth quarter of 2007 reflected the continued growth in the loan portfolio, an increase in nonperforming assets and loan charge-offs, as well as overall economic conditions.  Net charge-offs were $683 thousand for the fourth quarter of 2008, $539 thousand for the third quarter of 2008 and $135 thousand for the fourth quarter of 2007.  Quarter-to-date annualized net charge-offs to average loans was 0.31% for the fourth quarter of 2008, 0.25% for the third quarter of 2008 and 0.06% for the fourth quarter of 2007. Nonperforming assets to total assets was 0.79% at December 31, 2008.  The comparable nonperforming asset ratio was 0.72% at  September 30, 2008 and 0.39% at December 31, 2007.  The allowance for credit losses to period-end loans increased to 1.05% at December 31, 2008, compared to 1.00% at September 30, 2008 and 0.97% at December 31, 2007. Management believes that the provision for credit losses and the resulting allowance were adequate at December 31, 2008.

Total noninterest income for the fourth quarter of 2008 decreased $307 thousand when compared to the fourth quarter of 2007 primarily due to a decline in insurance agency commissions.  Total noninterest income decreased $838 thousand from the third quarter of 2008.  Included in noninterest income for the third quarter of 2008 was a $1.3 million gain on the sale of a bank branch to the State of Maryland as part of a road widening project.  The branch remains open and the bank will move the branch operations to a new facility in the future. The gain on the branch sale was partially offset by a $371 thousand impairment loss of  Freddie Mac Preferred Stock and a $337 thousand loss on the sale of the Company’s investment in Delmarva Bank Data Processing Center, Inc., an unconsolidated subsidiary.  Also contributing to the decrease in noninterest income from the third quarter of 2008 was a $350 thousand decrease in insurance agency commissions.

Total noninterest expense for the fourth quarter of 2008 increased $319 thousand when compared to the fourth quarter of 2007 primarily due to increased salaries and benefits. Total noninterest expense increased $192 thousand from the third quarter of 2008 due to an increase in general operating costs.

Review of 2008 Financial Results
Net interest income for 2008 was $39.9 million, a decrease of 2.7% when compared to 2007.  The decrease was primarily the result of lower yields on earning assets.  The net interest margin declined 41 basis points from 4.64% for 2007 to 4.23% for 2008.

The provisions for credit losses for 2008 and 2007 were $3.3 million and $1.7 million, respectively.  The increased provision in 2008 reflected the overall growth of the loan portfolio, an increase in nonperforming assets and loan charge-offs, and a deterioration in overall economic conditions.  Net charge-offs were $1.6 million and $473 thousand for 2008 and 2007, respectively.  Net charge-offs to average loans was 0.19% for 2008 and 0.06% for 2007.

Total noninterest income for 2008 was $20.3 million, an increase of $5.7 million when compared to 2007.  The increase was primarily due to an increase in insurance agency commissions and other noninterest income.  The increase in insurance agency commissions was primarily due to the acquisition of two insurance agencies during the fourth quarter of 2007.   Noninterest income included the previously mentioned $1.3 million gain on the land and bank building sale, a $371 thousand impairment loss on Freddie Mac Preferred stock and the $337 thousand investment loss.

Total noninterest expense for 2008 was $38.4 million, an increase of $5.8 million when compared to the previous year.  The increase was primarily attributable to the operating expenses of the two insurance agencies acquired during the fourth quarter of 2007. Salaries and benefits increased $3.3 million and other noninterest expenses increased $2.2 million for 2008 when compared to 2007.   The majority of the increase in noninterest expenses, including salaries and benefits, related to the new insurance agencies.

Shore Bancshares Information
Shore Bancshares, Inc. is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland’s Eastern Shore.  It is the parent company of three banks, The Talbot Bank of Easton, Maryland, The Centreville National Bank of Maryland, and The Felton Bank; three insurance producer firms, The Avon-Dixon Agency, LLC, Elliott Wilson Insurance, LLC and Jack Martin and Associates, Inc; a wholesale insurance company, TSGIA, Inc; two insurance premium finance companies, Mubell Finance, LLC and ESFS, Inc; a registered investment adviser firm, Wye Financial Services, LLC; and a mortgage broker subsidiary, Wye Mortgage Group, LLC.

Forward-Looking Statements
This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements do not represent historical facts, but statements about management’s beliefs, plans and objectives.  These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions.  Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true.  These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements.  For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

#   #   #

For further information contact: W. Moorhead Vermilye, President and CEO – 410/819-3047.

Shore Bancshares, Inc.
Financial Highlights
(Dollars in thousands, except per share data)

	For the Three Months Ended				For the Twelve Months Ended
	December 31,				December 31,
	2008	2007	% Change		2008	2007	% Change
PROFITABILITY FOR THE PERIOD
Net interest income	$10,348	$10,426	(0.7	) %	$39,919	$41,036	(2.7	) %
Provision for credit losses	1,385	465	197.8		3,337	1,724	93.6
Noninterest income	4,408	4,715	(6.5)		20,350	14,679	38.6
Noninterest expense	9,621	9,302	3.4		38,370	32,539	17.9
Income before income taxes	3,750	5,374	(30.2)		18,562	21,452	(13.5)
Income tax expense	1,489	2,034	(26.8)		7,092	8,002	(11.4)
Net income	$2,261	$3,340	(32.3)		$11,470	$13,450	(14.7)

Return on average assets	0.87%	1.40%	(37.9	) %	1.13%	1.42%	(20.4	) %
Return on average equity	7.11	11.78	(39.6)		9.22	11.79	(21.8)
Net interest margin	4.24	4.70	(9.8)		4.23	4.64	(8.8)
Efficiency ratio - GAAP based	65.20	61.44	6.1		63.66	58.40	9.0

PER SHARE DATA
Basic net income	$0.27	$0.40	(32.5	) %	$1.37	$1.61	(14.9	) %
Diluted net income	0.27	0.40	(32.5)		1.37	1.60	(14.4)
Dividends paid	0.16	0.16	-		0.64	0.64	-
Book value at period end	15.16	14.35	5.6
Tangible book value at period end	12.55	11.68	7.4
Market value at period end	23.99	21.95	9.3
Market range:
High	25.97	24.72	5.1		27.25	30.76	(11.4)
Low	17.50	20.00	(12.5)		17.50	20.00	(12.5)

AT PERIOD END
Loans	$888,528	$776,350	14.4%
Securities	89,456	110,033	(18.7)
Assets	1,044,641	956,911	9.2
Deposits	845,371	765,895	10.4
Stockholders' equity	127,385	120,235	5.9

CAPITAL AND CREDIT QUALITY RATIOS
Average equity to average assets	12.22%	11.91%			12.30%	12.04%
Annualized net charge-offs to average loans	0.31	0.06			0.19	0.06
Allowance for credit losses to period-end loans	1.05	0.97
Nonperforming assets to total assets	0.79	0.39

Shore Bancshares, Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
			Dec. 31, 2008
	Dec. 31,	Dec. 31,	compared to
	2008	2007	Dec. 31, 2007
ASSETS
Cash and due from banks	$16,803	$17,198	(2.3	) %
Interest-bearing deposits with other banks	481	3,036	(84.2)
Federal funds sold	10,010	6,646	50.6
Investments available-for-sale (at fair value)	79,204	97,137	(18.5)
Investments held-to-maturity	10,252	12,896	(20.5)

Loans	888,528	776,350	14.4
Less: allowance for credit losses	(9,320)	(7,551)	23.4
Loans, net	879,208	768,799	14.4

Premises and equipment, net	13,855	15,617	(11.3)
Accrued interest receivable	4,606	5,008	(8.0)
Goodwill	15,954	15,954	-
Other intangible assets, net	5,921	6,436	(8.0)
Other real estate owned	148	176	(15.9)
Other assets	8,199	8,008	2.4

Total assets	$1,044,641	$956,911	9.2

LIABILITIES
Noninterest-bearing deposits	$102,584	$104,081	(1.4)
Interest-bearing deposits	742,787	661,814	12.2
Total deposits	845,371	765,895	10.4

Short-term borrowings	52,969	47,694	11.1
Long-term debt	7,947	12,485	(36.3)
Accrued interest payable and other liabilities	10,969	10,602	3.5
Total liabilities	917,256	836,676	9.6

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; authorized
35,000,000 shares	84	84	-
Additional paid in capital	29,768	29,539	0.8
Retained earnings	96,140	90,365	6.4
Accumulated other comprehensive income (loss)	1,393	247	464.0
Total stockholders' equity	127,385	120,235	5.9

Total liabilities and stockholders' equity	$1,044,641	$956,911	9.2

Period-end shares outstanding	8,405	8,381	0.3
Book value per share	$15.16	$14.35	5.6

Shore Bancshares, Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share data)
	For the Three Months Ended				For the Twelve Months Ended
	December 31,				December 31,
	2008	2007	% Change		2008	2007	% Change
INTEREST INCOME
Interest and fees on loans	$14,166	$14,958	(5.3	) %	$56,866	$57,524	(1.1	) %
Interest and dividends on investment securities:
Taxable	839	1,205	(30.4)		3,788	5,105	(25.8)
Tax-exempt	93	124	(25.0)		420	511	(17.8)
Interest on federal funds sold	24	120	(80.0)		308	1,108	(72.2)
Interest on deposits with other banks	4	46	(91.3)		92	893	(89.7)
Total interest income	15,126	16,453	(8.1)		61,474	65,141	(5.6)

INTEREST EXPENSE
Interest on deposits	4,582	5,430	(15.6)		19,877	21,693	(8.4)
Interest on short-term borrowings	121	426	(71.6)		1,147	1,264	(9.3)
Interest on long-term debt	75	171	(56.1)		531	1,148	(53.7)
Total interest expense	4,778	6,027	(20.7)		21,555	24,105	(10.6)

NET INTEREST INCOME	10,348	10,426	(0.7)		39,919	41,036	(2.7)
Provision for credit losses	1,385	465	197.8		3,337	1,724	93.6

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	8,963	9,961	(10.0)		36,582	39,312	(6.9)

NONINTEREST INCOME
Service charges on deposit accounts	889	952	(6.6)		3,600	3,372	6.8
Investment securities gains (losses)	(15)	4	(475.0)		(15)	5	(400.0)
Other than temporary impairment of securities	-	-	-		(371)	-	-
Insurance agency commissions	2,495	2,694	(7.4)		12,090	7,698	57.1
Other noninterest income	1,039	1,065	(2.4)		5,046	3,604	40.0
Total noninterest income	4,408	4,715	(6.5)		20,350	14,679	38.6

NONINTEREST EXPENSE
Salaries and employee benefits	5,776	5,520	4.6		23,321	19,991	16.7
Occupancy expense	585	518	12.9		2,179	1,962	11.1
Furniture and equipment expense	291	324	(10.2)		1,185	1,312	(9.7)
Data processing	476	467	1.9		1,872	1,820	2.9
Directors' fees	132	178	(25.8)		558	605	(7.8)
Amortization of intangible assets	129	130	(0.8)		515	333	54.7
Other noninterest expenses	2,232	2,165	3.1		8,740	6,516	34.1
Total noninterest expense	9,621	9,302	3.4		38,370	32,539	17.9

Income before income taxes	3,750	5,374	(30.2)		18,562	21,452	(13.5)
Income tax expense	1,489	2,034	(26.8)		7,092	8,002	(11.4)

NET INCOME	$2,261	$3,340	(32.3)		$11,470	$13,450	(14.7)

Weighted average shares outstanding - basic	8,388	8,380	0.1		8,384	8,380	-
Weighted average shares outstanding - diluted	8,394	8,391	-		8,391	8,394	-

Basic net income per share	$0.27	$0.40	(32.5)		$1.37	$1.61	(14.9)
Diluted net income per share	0.27	0.40	(32.5)		1.37	1.60	(14.4)
Dividends paid per share	0.16	0.16	-		0.64	0.64	-

Shore Bancshares, Inc.
Financial Highlights By Quarter
(Dollars in thousands, except per share data)

	4th quarter	3rd quarter	2nd quarter	1st quarter	4th quarter	4Q 08		4Q 08
	2008	2008	2008	2008	2007	compared to		compared to
	(4Q 08)	(3Q 08)	(2Q 08)	(1Q 08)	(4Q 07)	3Q 08		4Q 07
PROFITABILITY FOR THE PERIOD
Net interest income	$10,348	$9,909	$9,632	$10,030	$10,426	4.4%		(0.7	) %
Provision for credit losses	1,385	875	615	462	465	58.3		197.8
Noninterest income	4,408	5,246	5,194	5,502	4,715	(16.0)		(6.5)
Noninterest expense	9,621	9,429	9,729	9,591	9,302	2.0		3.4
Income before income taxes	3,750	4,851	4,482	5,479	5,374	(22.7)		(30.2)
Income tax expense	1,489	1,780	1,716	2,107	2,034	(16.3)		(26.8)
Net income	$2,261	$3,071	$2,766	$3,372	$3,340	(26.4)		(32.3)

Return on average assets	0.87%	1.19%	1.12%	1.38%	1.40%	(26.9	) %	(37.9	) %
Return on average equity	7.11	9.81	8.98	10.96	11.78	(27.5)		(39.6)
Net interest margin	4.24	4.10	4.17	4.42	4.70	3.4		(9.8)
Efficiency ratio - GAAP based	65.20	62.22	65.62	61.75	61.44	4.8		6.1

PER SHARE DATA
Basic net income	$0.27	$0.37	$0.33	$0.40	$0.40	(27.0	) %	(32.5	) %
Diluted net income	0.27	0.37	0.33	0.40	0.40	(27.0)		(32.5)
Dividends paid	0.16	0.16	0.16	0.16	0.16	-		-
Book value at period end	15.16	14.92	14.65	14.62	14.35	1.6		5.6
Tangible book value at period end	12.55	12.30	12.01	11.96	11.68	2.0		7.4
Market value at period end	23.99	25.70	18.72	21.45	21.95	(6.7)		9.3
Market range:
High	25.97	27.25	26.47	23.40	24.72	(4.7)		5.1
Low	17.50	18.00	18.52	20.00	20.00	(2.8)		(12.5)

AT PERIOD END
Loans	$888,528	$865,437	$841,600	$808,583	$776,350	2.7%		14.4%
Securities	89,456	93,149	91,842	99,062	110,033	(4.0)		(18.7)
Assets	1,044,641	1,037,026	1,019,463	1,003,836	956,911	0.7		9.2
Deposits	845,371	839,217	818,656	808,917	765,895	0.7		10.4
Stockholders' equity	127,385	125,401	123,038	122,699	120,235	1.6		5.9

CAPITAL AND CREDIT QUALITY RATIOS
Average equity to average assets	12.22%	12.12%	12.41%	12.56%	11.91%
Annualized net charge-offs to average loans	0.31	0.25	0.13	0.04	0.06
Allowance for credit losses to period-end loans	1.05	1.00	0.98	0.98	0.97
Nonperforming assets to total assets	0.79	0.72	0.47	0.34	0.39

Shore Bancshares, Inc.
Consolidated Statements of Income By Quarter
(Dollars in thousands, except per share data)

						4Q 08		4Q 08
						compared to		compared to
	4Q 08	3Q 08	2Q 08	1Q 08	4Q 07	3Q 08		4Q 07
INTEREST INCOME
Interest and fees on loans	$14,166	$14,179	$13,961	$14,560	$14,958	(0.1	) %	(5.3	) %
Interest and dividends on investment securities:
Taxable	839	924	945	1,080	1,205	(9.2)		(30.4)
Tax-exempt	93	95	109	123	124	(2.1)		(25.0)
Interest on federal funds sold	24	79	83	122	120	(69.6)		(80.0)
Interest on deposits with other banks	4	21	29	38	46	(81.0)		(91.3)
Total interest income	15,126	15,298	15,127	15,923	16,453	(1.1)		(8.1)

INTEREST EXPENSE
Interest on deposits	4,582	4,955	4,997	5,343	5,430	(7.5)		(15.6)
Interest on short-term borrowings	121	344	316	366	426	(64.8)		(71.6)
Interest on long-term debt	75	90	182	184	171	(16.7)		(56.1)
Total interest expense	4,778	5,389	5,495	5,893	6,027	(11.3)		(20.7)

NET INTEREST INCOME	10,348	9,909	9,632	10,030	10,426	4.4		(0.7)
Provision for credit losses	1,385	875	615	462	465	58.3		197.8

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	8,963	9,034	9,017	9,568	9,961	(0.8)		(10.0)

NONINTEREST INCOME
Service charges on deposit accounts	889	923	917	871	952	(3.7)		(6.6)
Investment securities gains (losses)	(15)	-	-	-	4	-		(475.0)
Other than temporary impairment of securities	-	(371)	-	-	-	(100.0)		-
Insurance agency commissions	2,495	2,845	3,219	3,531	2,694	(12.3)		(7.4)
Other noninterest income	1,039	1,849	1,058	1,100	1,065	(43.8)		(2.4)
Total noninterest income	4,408	5,246	5,194	5,502	4,715	(16.0)		(6.5)

NONINTEREST EXPENSE
Salaries and employee benefits	5,776	5,802	5,759	5,984	5,520	(0.4)		4.6
Occupancy expense	585	558	537	499	518	4.8		12.9
Furniture and equipment expense	291	310	298	286	324	(6.1)		(10.2)
Data processing	476	486	440	470	467	(2.1)		1.9
Directors' fees	132	131	130	165	178	0.8		(25.8)
Amortization of intangible assets	129	128	129	129	130	0.8		(0.8)
Other noninterest expenses	2,232	2,014	2,436	2,058	2,165	10.8		3.1
Total noninterest expense	9,621	9,429	9,729	9,591	9,302	2.0		3.4

Income before income taxes	3,750	4,851	4,482	5,479	5,374	(22.7)		(30.2)
Income tax expense	1,489	1,780	1,716	2,107	2,034	(16.3)		(26.8)

NET INCOME	$2,261	$3,071	$2,766	$3,372	$3,340	(26.4)		(32.3)

Weighted average shares outstanding - basic	8,388	8,388	8,381	8,391	8,380	-		0.1
Weighted average shares outstanding - diluted	8,394	8,395	8,388	8,400	8,391	-		-

Basic net income per share	$0.27	$0.37	$0.33	$0.40	$0.40	(27.0)		(32.5)
Diluted net income per share	0.27	0.37	0.33	0.40	0.40	(27.0)		(32.5)
Dividends paid per share	0.16	0.16	0.16	0.16	0.16	-		-